              As filed with the Securities and Exchange Commission
                             on September 9, 1997

                                                     Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        PERITUS SOFTWARE SERVICES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                 Massachusetts
        (State or Other Jurisdiction of Incorporation or Organization)

                                  04-3126919
                     (I.R.S. Employer Identification No.)

304 Concord Road, Billerica, Massachusetts                    01821-3485
 (Address of Principal Executive Offices)                     (Zip Code)

                        1997 DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Peter B. Tarr, Esq.
                               Hale and Dorr LLP
                                60 State Street
                          Boston, Massachusetts 02109
                    (Name and Address of Agent for Service)

                                 (617) 526-6000
         (Telephone Number, Including Area Code, of Agent For Service)

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                    Proposed       Proposed
     Title Of                        Maximum        Maximum
    Securities        Amount         Offering      Aggregate      Amount Of
      To Be            To Be        Price Per       Offering     Registration
    Registered      Registered        Share           Price          Fee
- --------------------------------------------------------------------------------
 Common Stock,
 $.01 par value        200,000        $26.31(1)       $5,262,000(1)     $1,595
================================================================================

(1)    Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on September 2, 1997 in accordance with
       Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
================================================================================

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Director Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
          -----------------------------------------------

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest prospectus dated July 2, 1997 filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on June 4, 1997.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 67 of Chapter 156B of the Massachusetts General Laws
("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization, the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Restated Articles of Organization indemnifies directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant.

     The Registrant's Restated Articles of Organization establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Registrant determines that the applicable standard of conduct has not been met. Such a determination may be made by a majority of a quorum of the directors, independent legal counsel, a court of competent jurisdiction or a majority vote of a quorum of the outstanding shares of stock (which quorum shall consist of stockholders who are not parties to the suit). The Board of Directors shall authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     The Registrant's Restated Articles of Organization also provide that, in the event of a determination by the Registrant that a director or officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer may petition a court to make an independent determination of whether such director or officer is entitled to indemnification. The Registrant's Restated Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director or officer is not entitled to full indemnification.

     Article 6 of the Registrant's Restated Articles of Organization also eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent such elimination or limitation is prohibited by Chapter 156B of the Massachusetts General Laws.

     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant.


Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not applicable.


Item 8.   Exhibits
          --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


Item 9.   Undertakings
          ------------

     1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on this 28th day of August, 1997.


                                    PERITUS SOFTWARE SERVICES, INC.



                                    By:  /s/ ALLEN K. DEARY
                                         ---------------------------
                                         Allen K. Deary
                                         Vice President, Finance and
                                         Chief Financial Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Peritus Software Services, Inc., hereby severally constitute Dominic K. Chan, Douglas A. Catalano, Allen K. Deary and Peter B. Tarr, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Peritus Software Services, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


       Signature                   Title                     Date
       ---------                   -----                     ----

/s/ DOMINIC K. CHAN        Chairman of the Board        August 28, 1997
- -----------------------    and Chief Executive
Dominic K. Chan            Officer (Principal
                           Executive Officer)


/s/ DOUGLAS A. CATALANO    President, Chief             August 28, 1997
- -----------------------    Operating Officer and
Douglas A. Catalano        Director


/s/ ALLEN K. DEARY         Vice President, Finance,     August 28, 1997
- -----------------------    Chief Financial Officer
Allen K. Deary             and Director (Principal
                           Financial Officer)


/s/ JOHN E. MACPHEE        Director of Finance and      August 28, 1997
- -----------------------    Treasurer (Principal
John E. MacPhee            Accounting Officer)


/s/ ARTHUR CARR            Director                     August 30, 1997
- -----------------------
Arthur Carr


/s/ JOHN GIORDANO          Director                     August 21, 1997
- -----------------------
John Giordano


/s/ W. MICHAEL HUMPHREYS   Director                     August 28, 1997
- ------------------------
W. Michael Humphreys


/s/ AXEL LEBLOIS           Director                     August 30, 1997
- ------------------------
Axel Leblois


/s/ HENRY MCCANCE          Director                     August 30, 1997
- ------------------------
Henry McCance


/s/ ROLAND PAMPEL          Director                     August 28, 1997
- ------------------------
Roland Pampel

                                 Exhibit Index
                                 -------------


Exhibit
Number                                 Description
- ------                                 -----------

4/(1)/ Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant

5             Opinion of Hale and Dorr LLP

23.1          Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2          Consent of Price Waterhouse LLP

24 Power of Attorney (included on the signature page of this Registration Statement)

- --------------------

     /1/ Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-27087).